                                                                       EXHIBIT 1



                             ______________ Shares

                      WALDEN RESIDENTIAL PROPERTIES, INC.

                                  COMMON STOCK

                             UNDERWRITING AGREEMENT


                                                                August ___, 1996


SMITH BARNEY INC.
388 Greenwich Street
New York, New York 10013

Dear Sirs:

         Walden Residential Properties, Inc., a Maryland corporation qualified for federal income tax purposes as a real estate investment trust pursuant to Sections 856 through 860 of the Internal Revenue Code of 1986, as amended, (the "Company"), proposes to issue and sell an aggregate of ____________ shares (the "Firm Shares") of its common stock, $0.01 par value per share (the "Common Stock"), to you and such other Underwriters, if any, as are named in Schedule I hereto (the "Underwriters"). The Company also proposes to sell to the Underwriters, upon the terms and conditions set forth in Section 2 hereof, up to an additional _______ shares (the "Additional Shares") of Common Stock. The Firm Shares and the Additional Shares are hereinafter collectively referred to as the "Shares."

         The Company wishes to confirm as follows its agreement with you (the "Representatives") and the other several Underwriters on whose behalf you are acting, in connection with the several purchases of the Shares by the Underwriters.

         1. Registration Statement and Prospectus. The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Act"), a registration statement on Form S-3 (Registration No. 33-92328) under the Act, including a prospectus subject to completion relating to the Shares; and such amendments to such registration statement as may have been required prior to the date hereof have been filed with the Commission, and such amendments have been similarly prepared. Such registration statement and any post-effective amendments thereto have become
effective under the Act.   Such registration statement, as amended, at the date
of this Agreement, meets the requirements set forth in Rule 415(a)(1)(x) under the Act and complies in all other material respects with said Rule. The Company
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also has filed, or proposes to file, with the Commission pursuant to Rule
424(b) under the Act, a final prospectus supplement to the base prospectus included in such registration statement, as so amended, specifically relating to the Shares.

         The term "Registration Statement" as used in this Agreement means the registration statement, as amended at the time it became effective, as supplemented or amended prior to the execution of this Agreement, including (i) all financial schedules and exhibits thereto and (ii) all documents incorporated by reference therein. If the Company files a registration statement to register a portion of the Shares and relies on Rule 462(b) under the Act for such registration statement to become effective upon filing with the Commission (the "Rule 462 Registration Statement"), the term "Registration Statement" as used in this Agreement means the registration statement referred to above and the Rule 462 Registration Statement, each as may be amended pursuant to the Act. If it is contemplated, at the time this Agreement is executed, that a post-effective amendment to the registration statement will be filed and must be declared effective before the offering of the Shares may commence, the term "Registration Statement" as used in this Agreement means the
registration statement as amended by said post-effective amendment.   The term
"Base Prospectus" as used in this Agreement means the prospectus included in the Registration Statement. The term "Prepricing Prospectus" as used in this Agreement means any preliminary form of the Prospectus (as defined herein) specifically relating to the Shares, in the form first filed with, or transmitted for filing to, the Commission pursuant to Rule 424 of the Rules and Regulations. The term "Prospectus Supplement" as used in this Agreement means any prospectus supplement specifically relating to the Shares in the form first filed with, or transmitted for filing to, the Commission pursuant to Rule 424 under the Act (including the information, if any, deemed to be part thereof pursuant to Rule 430A(b) or Rule 434 under the Act). The term "Prospectus" as used in this Agreement means the Base Prospectus together with the Prospectus Supplement except that if such Base Prospectus is amended or supplemented on or prior to the date on which the Prospectus Supplement was first filed pursuant to Rule 424, the term "Prospectus" shall refer to the Base Prospectus as so amended or supplemented and as supplemented by the Prospectus Supplement. If the Company elects to rely on Rule 434 under the Act, all references to the Prospectus shall be deemed to include, without limitation, the form of the Prospectus and the term sheet taken together, provided to the Underwriters by the Company in reliance on Rule 434 under the Act. Any reference in this Agreement to the Registration Statement, the Base Prospectus, any Prepricing Prospectus, any Prospectus Supplement or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, as of the date of the Registration Statement, such Prepricing Prospectus, Prospectus Supplement or the Prospectus, as the case may be, and any reference to any amendment or supplement to the Registration Statement, any Prepricing Prospectus, any Prospectus Supplement or the Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which, upon filing, are incorporated by reference therein, as required by paragraph (b) of Item 12 of Form S-3. As used herein, the term "Incorporated Documents" means the documents which at the time are incorporated by reference in the Registration Statement, any Prepricing Prospectus, any Prospectus Supplement, the Prospectus, or any amendment or supplement thereto.




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         2.  Agreements to Sell and Purchase.  The Company hereby agrees, subject to all the terms and conditions set forth herein, to issue and sell to each Underwriter and, upon the basis of the representations, warranties and agreements of the Company herein contained and subject to all the terms and conditions set forth herein, each Underwriter agrees, severally and not jointly, to purchase from the Company, at a purchase price of $_____ per Share (the "Purchase Price Per Share"), the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto (or such number of Firm Shares increased as set forth in Section 10 hereof).

         The Company also agrees, subject to all the terms and conditions set forth herein, to sell to the Underwriters, and, upon the basis of the representations, warranties and agreements of the Company herein contained and subject to all the terms and conditions set forth herein, the Underwriters shall have the right to purchase from the Company, at the Purchase Price Per Share, pursuant to an option (the "Over-allotment Option") which may be exercised at any time and from time to time prior to 9:00 P.M., New York City time, on the 30th day after the date of the Prospectus Supplement (or, if such 30th day shall be a Saturday or Sunday or a holiday, on the next business day thereafter when the New York Stock Exchange is open for trading), up to an aggregate of _________ Additional Shares. Additional Shares may be purchased only for the purpose of covering over-allotments made in connection with the offering of the Firm Shares. Upon any exercise of the Over-allotment Option, each Underwriter, severally and not jointly, agrees to purchase from the Company the number of Additional Shares (subject to such adjustments as you may determine in order to avoid fractional shares) which bears the same proportion to the aggregate number of Additional Shares to be purchased by the Underwriters as the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto (or such number of Firm Shares increased as set forth in Section 10 hereof) bears to the aggregate number of Firm Shares.

         3. Terms of Public Offering. The Company has been advised by you that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable and initially to offer the Shares upon the terms set forth in the Prospectus.

         4. Delivery of the Shares and Payment Therefor. Delivery to the Underwriters of and payment for the Firm Shares shall be made at the office of Smith Barney Inc., 388 Greenwich Street, New York, NY 10013, at 10:00 A.M., New York City time, on August __, 1996 (the "Closing Date"). The place of closing for the Firm Shares and the Closing Date may be varied by agreement between you and the Company.

         Delivery to the Underwriters of and payment for any Additional Shares to be purchased by the Underwriters shall be made at the aforementioned office of Smith Barney Inc. at such time and on such date (the "Option Closing Date"), which may be the same as the Closing Date but shall in no





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event be earlier than the Closing Date nor earlier than three nor later than ten business days after the giving of the notice hereinafter referred to, as shall be specified in a written notice from you on behalf of the Underwriters to the Company of the Underwriters' determination to purchase a number, specified in such notice, of Additional Shares. The place of closing for any Additional Shares and the Option Closing Date for such Shares may be varied by agreement between you and the Company.

         Certificates for the Firm Shares and for any Additional Shares to be purchased hereunder shall be registered in such names and in such denominations as you shall request prior to 9:30 A.M., New York City time, on the second business day preceding the Closing Date or any Option Closing Date, as the case may be. Such certificates shall be made available to you in New York City for inspection and packaging not later than 9:30 A.M., New York City time, on the business day next preceding the Closing Date or the Option Closing Date, as the case may be. The certificates evidencing the Firm Shares and any Additional Shares to be purchased hereunder shall be delivered to you on the Closing Date or the Option Closing Date, as the case may be, against payment of the purchase price therefor by wire transfer of immediately available funds to the Company.

         5. Agreements of the Company. The Company agrees with the several Underwriters as follows:

                 (a) If, at the time this Agreement is executed and delivered, it is necessary for a post-effective amendment to the Registration Statement to be declared effective before the offering of the Shares may commence, the Company will endeavor to cause such post-effective amendment to become effective as soon as possible and will advise you promptly and, if requested by you, will confirm such advice in writing, when such post-effective amendment has become effective.

                 (b) The Company will advise you promptly and, if requested by you, will confirm such advice in writing: (i) of any request by the Commission for amendment of or a supplement to the Registration Statement, any Prepricing Prospectus Supplement or the Prospectus or for additional information; (ii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the suspension of qualification of the Shares for offering or sale in any jurisdiction or the initiation of any proceeding for such purpose; and (iii) within the period of time referred to in paragraph (f) below, of any change in the Company's condition (financial or other), business, prospects, properties, net worth or results of operations, or of the happening of any event, which makes any statement of a material fact made (x) in the Registration Statement (as then amended or supplemented) untrue or which requires the making of any additions to or changes in the Registration Statement (as then amended or supplemented) in order to state a material fact required by the Act or the regulations thereunder to be stated therein or necessary in order to make the statements therein not misleading or (y) in the Prospectus (as then amended or supplemented) in order to state a material fact or to make the statements therein, in the light of the circumstances under which they were made, not misleading, or of the necessity to amend or supplement the Prospectus (as then amended or supplemented) to comply with the Act or any other law. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement,





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the Company will make every reasonable effort to obtain the withdrawal of such order at the earliest possible time.

                 (c) The Company will furnish to you, without charge, (i) two conformed copies of the Registration Statement as originally filed with the Commission and of each amendment thereto, including financial statements and all exhibits thereto, (ii) such number of conformed copies of the Registration Statement as originally filed and of each amendment thereto, but without exhibits, as you may reasonably request, (iii) such number of copies of the Incorporated Documents, without exhibits, as you may reasonably request, and
(iv) two copies of the exhibits to the Incorporated Documents.

                 (d) The Company will not file any amendment to the Registration Statement or make any amendment or supplement to the Prospectus or, prior to the end of the period of time referred to in the first sentence in subsection (f) below, file any document which upon filing becomes an Incorporated Document, of which you shall not previously have been advised or to which, after you shall have received a copy of the document proposed to be filed, you shall reasonably object.

                 (e) Prior to the execution and delivery of this Agreement, the Company has delivered to you, without charge, in such quantities as you have requested, copies of the Prepricing Prospectus Supplement, if any. The Company consents to the use, in accordance with the provisions of the Act and with the securities or Blue Sky laws of the jurisdictions in which the Shares are offered by the several Underwriters and by dealers, prior to the date of the Prospectus, of each Prepricing Prospectus Supplement so furnished by the Company.

                 (f) As soon after the execution and delivery of this Agreement as possible and thereafter from time to time for such period as in the opinion of counsel for the Underwriters a prospectus is required by the Act to be delivered in connection with sales by any Underwriter or dealer, the Company will expeditiously deliver to each Underwriter and each dealer, without charge, as many copies of the Prospectus (and of any amendment or supplement thereto) as you may reasonably request. The Company consents to the use of the Prospectus (and of any amendment or supplement thereto) in accordance with the provisions of the Act and with the securities or Blue Sky laws or real estate syndication laws of the jurisdictions in which the Shares are offered by the several Underwriters and by all dealers to whom Shares may be sold, both in connection with the offering and sale of the Shares and for such period of time thereafter as the Prospectus is required by the Act to be delivered in connection with sales by any Underwriter or dealer. If during such period of time any event shall occur that in the judgment of the Company or in the opinion of counsel for the Underwriters is required to be set forth in the Prospectus (as then amended or supplemented) or should be set forth therein in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary to supplement or amend the Prospectus (or to file under the Exchange Act any document which, upon filing, becomes an Incorporated Document) in order to comply with the Act or any other law, the Company will forthwith prepare and, subject to the provisions of paragraph (d) above, file with the Commission an appropriate supplement or amendment thereto (or to such document), and will expeditiously furnish





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to the Underwriters and dealers a reasonable number of copies thereof.  In the event that the Company and you, as Representatives of the several Underwriters, agree that the Prospectus should be amended or supplemented, the Company, if requested by you, will promptly issue a press release announcing or disclosing the matters to be covered by the proposed amendment or supplement.

                 (g) The Company will cooperate with you and with counsel for the Underwriters in connection with the registration or qualification of the Shares for offering and sale by the several Underwriters and by dealers under the securities or Blue Sky laws or real estate syndication laws of such jurisdictions as you may designate and will file such consents to service of process or other documents necessary or appropriate in order to effect such registration or qualification; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to service of process in suits, other than those arising out of the offering or sale of the Shares, in any jurisdiction where it is not now so subject.

                 (h) The Company will make generally available to its security holders a consolidated earnings statement, which need not be audited, covering a twelve-month period commencing after the effective date of the Registration Statement and ending not later than 15 months thereafter, as soon as practicable after the end of such period, which consolidated earnings statement shall satisfy the provisions of Section 11(a) of the Act.

                 (i) During the period of three years hereafter, the Company will furnish to you (i) as soon as available, a copy of each report of the Company mailed to shareholders or filed with the Commission, and (ii) from time to time such other information concerning the Company as you may reasonably request.

                 (j) If this Agreement shall terminate or shall be terminated after execution pursuant to any provisions hereof (otherwise than pursuant to the second paragraph of Section 10 hereof or by notice given by you terminating this Agreement pursuant to Section 10 or Section 11 hereof) or if this Agreement shall be terminated by the Underwriters because of any failure or refusal on the part of the Company to comply with the terms or fulfill any of the conditions of this Agreement to be complied with or fulfilled by the Company, the Company agrees to reimburse the Representatives for all reasonable out-of-pocket expenses (including fees and expenses of counsel for the Underwriters) incurred by you in connection herewith.

                 (k) The Company will apply the net proceeds from the sale of the Shares substantially in accordance with the description set forth in the Prospectus Supplement.

                 (l) The Company will timely file the Prospectus Supplement pursuant to Rule 424(b) under the Act and will advise you of the time and manner of such filing.





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                 (m)      Except as provided in this Agreement, the Company
will not sell, offer to sell, solicit an offer to buy, contract to sell, grant any option to purchase (other than pursuant to the Company's 1994 Stock Option Plan, as amended (the "Option Plan"), or the Company's Dividend Reinvestment and Stock Purchase Plan (the "DRIP")) or otherwise transfer or dispose of any shares of Common Stock or any other securities convertible into, or exercisable or exchangeable for, shares of Common Stock for a period of 45 days after the date of the Prospectus, without the prior written consent of Smith Barney Inc.

                 (n) The Company has furnished or will furnish to you "lock-up" letters, in form and substance satisfactory to you, signed by each of its current executive officers named in the Prospectus.

                 (o) Except as stated in this Agreement and in any Prepricing Prospectus Supplement and Prospectus, the Company has not taken, nor will it take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Shares.

                 (p) The Company will use its best efforts to list the Shares on The New York Stock Exchange.

                 (q) The Company will use its best efforts to continue to qualify as a "real estate investment trust" under the Code.

                 (r) The Company will not file any registration statement with the Commission for the registration of any securities of the Company for a period of 30 days after the date of the Prospectus Supplement without the prior written consent of Smith Barney Inc.

                 (s) The Company will not undertake any transaction which constitutes a "refinancing" under the terms of the Registration Rights Agreement dated as of June 30, 1995 by and between the Company and the Galesi Partnerships (the "Registration Rights Agreement") which would trigger demand registration rights under the Registration Rights Agreement for a period of 30 days after the date of the Prospectus Supplement without the prior written consent of Smith Barney Inc.

         6. Representations and Warranties of the Company. The Company represents and warrants to each Underwriter that:

                 (a) No order preventing or suspending the use of any Prepricing Prospectus Supplement has been issued and no proceeding for that purpose has been instituted or threatened by the Commission or the securities authority of any state or other jurisdiction. No stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and no proceeding for that purpose has been instituted or threatened by the Commission or the securities authority of any state or other jurisdiction.





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                 (b)      The Company and the transactions contemplated by this
Agreement meet the requirements and conditions for using a registration statement on Form S-3 under the Act, set forth in the General Instructions to Form S-3. When any Prepricing Prospectus Supplement was filed with the Commission it (i) contained all statements required to be stated therein in accordance with, and complied in all material respects with the requirements of, the Act and (ii) did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. When the Registration Statement or any amendment thereto was declared effective, and on the Closing Date (or the Option Closing Date, as the case may be) it (i) contained or will contain all statements required to be stated therein in accordance with, and complied or will comply in all material respects with the requirements of, the Act and (ii) did not or will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading. When the Prospectus or any amendment or supplement thereto is filed with the Commission pursuant to Rule 424(b) and at the Closing Date (or the Option Closing Date, as the case may be), the Prospectus, as amended or supplemented at any such time, (i) contained or will contain all statements required to be stated therein in accordance with, and complied or will comply in all material respects with the requirements of, the Act and the rules and regulations of the Commission thereunder and (ii) did not or will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representation and warranty in this paragraph (b) does not apply to statements in or omissions from the Registration Statement or the Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by or on behalf of any Underwriter through you expressly for use therein.

                 (c) The Incorporated Documents heretofore filed, when they were filed (or, if any amendment with respect to any such document was filed, when such amendment was filed), conformed in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder, any further Incorporated Documents so filed will, when they are filed, conform in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder; no such document when it was filed (or, if an amendment with respect to any such document was filed, when such amendment was filed), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and no such further document, when it is filed, will contain an untrue statement of a material fact or will omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading.

                 (d) All the outstanding shares of Common Stock of the Company have been duly authorized and validly issued, are fully paid and nonassessable and are free of any preemptive or similar rights; the Shares have been duly authorized and, when issued and delivered to the Underwriters against payment therefor in accordance with the terms hereof, will be validly issued, fully paid and nonassessable and free of any preemptive or similar rights; and the capital stock of the Company conforms to the description thereof in the Registration Statement and the Prospectus.





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                 (e)      The Company is a corporation duly organized and
validly existing in good standing under the laws of the State of Maryland with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus, and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure so to register or qualify does not have a material adverse effect on the condition (financial or other), business, properties, net worth or results of operations of the Company and the Subsidiaries (as hereinafter defined) taken as a whole.

                 (f) All the Company's subsidiaries (collectively, the "Subsidiaries") required to be listed in an exhibit to the Company's Annual Report on Form l0-K which is incorporated by reference into the Registration Statement are listed on Schedule II hereto. Each Subsidiary that is a corporation is duly organized, validly existing and in good standing in the jurisdiction of its incorporation, with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus; each of the Subsidiaries that is a partnership has been duly approved and is validly existing as a limited partnership under the laws of its state of organization and has full partnership authority to conduct its business as presently conducted; the partnership agreement of each of the Subsidiaries that is a partnership has been duly authorized, executed and delivered by each partner thereof and constitutes the valid and binding agreement of such partners enforceable against such partners in accordance with its terms; each of the Subsidiaries is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure so to register or qualify does not have a material adverse effect on the condition (financial or other), business, properties, net worth or results of operations of such Subsidiary; all the outstanding shares of capital stock of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable, and, except as set forth on Schedule II hereto, are owned by the Company directly, or indirectly through one of the other Subsidiaries, free and clear of any lien, adverse claim, security interest, equity, or other encumbrance; all of the partnership interests in each of the Subsidiaries that is a partnership has been validly issued and are owned of record as indicated on Schedule II hereto; and no rights to purchase agreements or other obligations to issue or rights to convert any obligations into partnership interests in any of the Subsidiaries that are partnerships are outstanding.

                 (g) Except for the Subsidiaries and the Transferred Interests, the Company owns no capital stock or other beneficial interest, directly or indirectly, in any corporation, partnership, joint venture or other business entity. For purposes of this Agreement, the term "Transferred Interests" means the Company's interests in distribution (assigned by the Walden Group, Inc. ("Walden") to the Company) attributable to Walden's general partnership interests in three partnerships which own multifamily residential properties, which were not acquired by the Company and Walden's limited partnership interests in two of such partnerships.

                 (h) There are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened, against the Company or any of the Subsidiaries, or to which the

Company or any of the Subsidiaries, or to which any of their respective properties is subject, that are required to be described in the Registration Statement or the Prospectus but are not described as required, and there are no agreements, contracts, indentures, leases or other instruments that are required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement or any Incorporated Document that are not described or filed as required by the Act or the Exchange Act.

                 (i) The Company has the corporate power and authority to enter into this Agreement and to issue, sell and deliver the Shares to the Underwriters as provided herein.

                 (j) Neither the Company nor any of the Subsidiaries is in violation of its certificate or articles of incorporation or by-laws, or other organizational documents, or of any law, ordinance, administrative or governmental rule or regulation applicable to the Company or any of the Subsidiaries or of any decree of any court or governmental agency or body having jurisdiction over the Company or any of the Subsidiaries, or in default in any material respect in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any material agreement, indenture, lease or other instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their respective properties may be bound.

                 (k) Neither the issuance and sale of the Shares, the execution, delivery or performance of this Agreement by the Company nor the consummation by the Company of the transactions contemplated hereby (i) requires any consent, approval, authorization or other order of or registration or filing with, any court, regulatory body, administrative agency or other governmental body, agency or official (except such as may be required for the registration of the Shares under the Act and the Exchange Act and compliance with the securities or Blue Sky laws of various jurisdictions, all of which have been or will be effected in accordance with this Agreement) or conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, the certificate or articles of incorporation or bylaws, or other organizational documents, of the Company or any of the Subsidiaries or (ii) conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, any agreement, indenture, lease or other instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their respective properties may be bound, or violates or will violate any statute, law, regulation or filing or judgment, injunction, order or decree applicable to the Company or any of the Subsidiaries or any of their respective properties, or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of the Subsidiaries pursuant to the terms of any agreement or instrument to which any of them is a party or by which any of them may be bound or to which any of the property or assets of any of them is subject.

                 (l) The accountants, Deloitte & Touche LLP, who have certified or shall certify the financial statements included or incorporated by reference in the Registration Statement and the Prospectus (or any amendment or supplement thereto) are independent public accountants as required by the Act.





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                 (m)      The financial statements, together with related
schedules and notes, included or incorporated by reference in the Registration Statement and the Prospectus (and any amendment or supplement thereto), present fairly the consolidated financial position, results of operations and changes in financial position of the Company and the Subsidiaries and the Walden Predecessors (as such term is defined in the Registration Statement) on the basis stated in the Registration Statement at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein; and the other financial and statistical information and data included or incorporated by reference in the Registration Statement and the Prospectus (and any amendment or supplement thereto) are accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Company and the Subsidiaries and the Walden Predecessors..

                 (n) The execution and delivery of, and the performance by the Company of its obligations under, this Agreement have been duly and validly authorized by the Company, and this Agreement has been duly executed and delivered by the Company and constitutes the valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except as rights to indemnity and contribution hereunder may be limited by federal or state securities laws.

                 (o) Except as disclosed in the Registration Statement and the Prospectus (or any amendment or supplement thereto), subsequent to the respective dates as of which such information is given in the Registration Statement and the Prospectus (or any amendment or supplement thereto), neither the Company nor any of the Subsidiaries has incurred any liability or obligation, direct or contingent, or entered into any transaction, not in the ordinary course of business, that is material to the Company and the Subsidiaries taken as a whole, and there has not been any change in the capital stock, or material increase in the short-term debt or long-term debt, of the Company or any of the Subsidiaries, or any material adverse change, or any development involving or which may reasonably be expected to involve, a prospective material adverse change, in the condition (financial or other), business, net worth or results of operations of the Company and the Subsidiaries taken as a whole.

                 (p) Each of the Company and the Subsidiaries has good and marketable title to all property (real and personal) described in the Prospectus as being owned by it, free and clear of all liens, claims, security interests or other encumbrances except such as are described in the Registration Statement and the Prospectus or in a document filed as an exhibit to the Registration Statement and all the property described in the Prospectus as being held under lease by each of the Company and the Subsidiaries is held by it under valid, subsisting and enforceable leases.

                 (q) Upon consummation of the offering of the Shares and application of the net proceeds therefrom, the Company and the Subsidiaries will carry, or will be covered by, insurance in such amounts and covering such risks as will be adequate for the conduct of their business and the value of their properties and as is customary for companies engaged in similar businesses.

                 (r) The Company has not distributed and, prior to the later to occur of (i) the Closing Date and (ii) completion of the distribution of the Shares, will not distribute any offering material in connection with the offering and sale of the Shares other than the Registration Statement, the Prepricing Prospectus, the Prospectus or other materials, if any, permitted by the Act.

                 (s) The Company and each of the Subsidiaries has such permits, licenses, franchises and authorizations of governmental or regulatory authorities ("permits") as are necessary to own its respective properties and to conduct its business in the manner described in the Prospectus, subject to such qualifications as may be set forth in the Prospectus; the Company and each of the Subsidiaries has fulfilled and performed all its material obligations with respect to such permits and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any such permit, subject in each case to such qualification as may be set forth in the Prospectus; and, except as described in the Prospectus, none of such permits contains any restriction that is materially burdensome to the Company or any of the Subsidiaries.

                 (t) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization;
(ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                 (u) To the Company's knowledge, neither the Company nor any of its Subsidiaries nor any employee or agent of the Company or any Subsidiary has made any payment of funds of the Company or any Subsidiary or received or retained any funds in violation of any law, rule or regulation, which payment, receipt or retention of funds is of a character required to be disclosed in the Prospectus.

                 (v) The Company and each of the Subsidiaries have filed all tax returns required to be filed, which returns are complete and correct, and neither the Company nor any Subsidiary is in default in the payment of any taxes which were payable pursuant to said returns or any assessments with respect thereto.

                 (w) No holder of any security of the Company has any right to require registration of shares of Common Stock or any other security of the Company because of the filing of the Registration Statement or consummation of the transactions contemplated by this Agreement.

                 (x) The Company and the Subsidiaries own or possess all patents, trademarks, trademark registrations, service marks, service mark registrations, trade names, copyrights, licenses, inventions, trade secrets and rights necessary for the conduct of their respective businesses, and the

Company is not aware of any claim to the contrary or any challenge by any other person to any rights of the Company and the Subsidiaries with respect to the foregoing.

                 (y) Neither the Company nor any of the Subsidiaries is, or after sale of the Shares to be sold by the Company hereunder and application of the net proceeds from such sale as described in the Prospectus under the caption "Use of Proceeds" will be, an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                 (z) The Company has complied with all applicable provisions of Florida Statutes, Section 517.075, relating to issuers doing business with Cuba.

                 (aa) The Company qualified as a REIT for its taxable years ended December 31, 1994 and December 31, 1995, and its organization and method of operation described in the Prospectus and in its Annual Report on Form 10-K for the year ended December 31, 1995 (the "1995 Form 10-K") will enable the Company to continue to satisfy the requirements for such qualification under the Code for its taxable year ending December 31, 1996 and for subsequent taxable years.

                 (bb) Each of the Subsidiaries that is a partnership constitutes either a partnership for federal income tax purposes or a "qualified REIT subsidiary" within the meaning of Section 856(i) of the Code.

                 (cc) None of the assets of the Company or the Subsidiaries constitute, nor will such assets, as of the Closing Date, constitute "plan assets," as such term is defined in the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

                 (dd) Subject to the provisions of applicable law, none of the Subsidiaries is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distributions on such Subsidiary's capital stock or from repaying to the Company any loans or advances to such Subsidiary's property or assets to the Company.

                 (ee) The information and disclosures regarding the Company's directors and officers, contained in the Company's Proxy Statement for the Annual Meeting of Stockholders held on May 15, 1996, (i) are accurate and consistent with the information provided to the Company by each director and officer for that purpose and (ii) did not omit to disclose any fact that should have been so disclosed under the rules and regulations of the Exchange Act governing Proxy Statement disclosure obligations.

                 7.       Indemnification and Contribution.

                 (a) The Company agrees to indemnify and hold harmless each of you and each other Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages, liabilities and expenses (including reasonable costs of investigation) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any Prepricing Prospectus or any Prospectus Supplement or in the Registration Statement or the Prospectus or in any amendment or supplement thereto, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or (x) in the case of the Registration Statement, necessary to make the statements therein not misleading and (y) in the case of the Prospectus or the Prospectus Supplement, necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except insofar as such losses, claims, damages, liabilities or expenses arise out of or are based upon any untrue statement or omission or alleged untrue statement or omission which has been made therein or omitted therefrom in reliance upon and in conformity with the information relating to such Underwriter furnished in writing to the Company by or on behalf of any Underwriter through you expressly for use in connection therewith; provided, however, that the indemnification contained in this paragraph (a) with respect to any Prepricing Prospectus shall not inure to the benefit of any Underwriter (or to the benefit of any person controlling such Underwriter) on account of any such loss, claim, damage, liability or expense arising from the sale of the Shares by such Underwriter to any person if a copy of the Prospectus shall not have been delivered or sent to such person within the time required by the Act and the regulations thereunder, and the untrue statement or alleged untrue statement or omission or alleged omission of a material fact contained in such Prepricing Prospectus was corrected in the Prospectus, provided that the Company has delivered the Prospectus to the several Underwriters in requisite quantity on a timely basis to permit such delivery or sending. The foregoing indemnity agreement shall be in addition to any liability which the Company may otherwise have.

                 (b) If any action, suit or proceeding shall be brought against any Underwriter or any person controlling any Underwriter in respect of which indemnity may be sought against the Company, such Underwriter or such controlling person shall promptly notify the Company, and the Company shall assume the defense thereof, including the employment of counsel and payment of all reasonable fees and expenses. Such Underwriter or any such controlling person shall have the right to employ separate counsel in any such action, suit or proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Underwriter or such controlling person unless (i) the Company has agreed in writing to pay such fees and expenses, (ii) the Company has failed to assume the defense and employ counsel, or (iii) the named parties to any such action, suit or proceeding (including any impleaded parties) include both such Underwriter or such controlling person and the Company, and such Underwriter or such controlling person shall have been advised by its counsel that representation of such indemnified party and the Company by the same counsel would be inappropriate under applicable standards of professional conduct (whether or not such representation by the same counsel has been proposed) due to actual or potential differing interests between them (in which case the Company shall not have the right to assume the defense of such action, suit or proceeding on behalf of such Underwriter or such controlling person). It is understood, however, that the Company shall, in connection with any one such action, suit or proceeding or separate but substantially similar or related actions, suits or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of only one separate firm of attorneys (in addition to any local counsel), at any time for all such Underwriters and controlling persons not having actual or potential differing interests with you or among themselves, which firm shall be designated in writing by Smith Barney Inc., and that all such fees and expenses shall be reimbursed as they are incurred. The Company shall not be liable for any settlement of any such action, suit or proceeding effected without its written consent, but if settled with such written consent, or if there be a final judgment for the plaintiff in any such action, suit or proceeding, the Company agrees to indemnify and hold harmless any Underwriter, to the extent provided in the preceding paragraph, and any such controlling person from and against any loss, claim, damage, liability or expense by reason of such settlement or judgment.

                 (c) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors and officers who sign the Registration Statement, and any person who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with respect to information furnished in writing by or on behalf of such Underwriter through you expressly for use in the Registration Statement, the Prospectus or any Prepricing Prospectus or any Prospectus Supplement, or any amendment or supplement thereto. If any action, suit or proceeding shall be brought against the Company or any of its respective directors, any such officer, or any such controlling person based on the Registration Statement, the Prospectus or any Prepricing Prospectus, or any amendment or supplement thereto, and in respect of which indemnity may be sought against any Underwriter pursuant to this paragraph (c), such Underwriter shall have the rights and duties given to the Company by paragraph (b) above (except that if the Company shall have assumed the defense thereof such Underwriter shall not be required to do so, but may employ separate counsel therein and participate in the defense thereof, but the fees and expenses of such counsel shall be at such Underwriter's expense), and the Company or its respective directors, any such officer, and any such controlling person shall have the rights and duties given to the Underwriters by paragraph (b) above. The foregoing indemnity agreement shall be in addition to any liability which the Underwriters may otherwise have.

                 (d) If the indemnification provided for in this Section 7 is unavailable to an indemnified party under paragraphs (a) or (c) hereof in respect of any losses, claims, damages, liabilities or expenses referred to therein, then an indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Shares, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering of the Shares (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters bear to the price to public of the Shares. The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or by the Underwriters on the other hand and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                 (e) The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by a pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities and expenses referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating any claim or defending any such action, suit or proceeding. Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price of the Shares underwritten by it and distributed to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section 7 are several in proportion to the respective numbers of Firm Shares set forth opposite their names in Schedule I hereto (or such numbers of Firm Shares increased as set forth in Section 10 hereof) and not joint.

                 (f) No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding.

                 (g) Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this Section 7 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred. The indemnity and contribution agreements contained in this Section 7 and the representations and warranties of the Company and the Underwriters set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter, the Company, their respective directors or officers, or any person controlling the Company, (ii) acceptance of any Shares and payment therefor hereunder, and (iii) any termination of this Agreement. A successor to any Underwriter or any person controlling any Underwriter, or to the Company, their respective directors or officers, or any person controlling the Company, shall be entitled to the benefits of the indemnity, contribution, and reimbursement agreements contained in this Section 7.

         8. Conditions of Underwriters' Obligations. The several obligations of the Underwriters to purchase the Firm Shares hereunder are subject to the following conditions:

                 (a) If, at the time this Agreement is executed and delivered, it is necessary for a post-effective amendment to the Registration Statement to be declared effective before the offering of the Shares may commence, such post-effective amendment shall have become effective not later than 5:30 P.M., New York City time, on the date hereof, or at such later date and time as shall be consented to in writing by you, and all filings, if any, required by Rules 424 and 430A under the Act shall have been timely made; no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceeding for that purpose shall have been instituted or, to the knowledge of the Company or any Underwriter, threatened by the Commission, and any request of the Commission for additional information (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to your satisfaction.

                 (b) Subsequent to the effective date of this Agreement, there shall not have occurred (i) any change, or any development involving a prospective change, in or affecting the condition (financial or other), business, properties, net worth, or results of operations of the Company or the subsidiaries not contemplated by the Prospectus, which in your opinion, would materially, adversely affect the market for the Shares, or (ii) any event or development relating to or involving the Company or any officer or director of the Company which makes any statement made in the Prospectus untrue or which, in the opinion of the Company and its counsel or the Underwriters and their counsel, requires the making of any addition to or change in the Prospectus in order to state a material fact required by the Act or any other law to be stated therein or necessary in order to make the statements therein not misleading, if amending or supplementing the Prospectus to reflect such event or development would, in your opinion, materially adversely affect the market for the Shares.

                 (c) You shall have received on the Closing Date, an opinion of Winstead Sechrest & Minick P.C., counsel for the Company, dated the Closing Date and addressed to you, as Representatives of the several Underwriters, to the effect that:

                          (i) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Maryland, and has full corporate power and authority to own the Properties and to conduct its business as described in the Registration Statement and the Prospectus; and the Company is duly qualified to do business as a foreign corporation in the States of Arizona, Florida, Indiana, Kansas, Oklahoma, Tennessee, Texas and Utah; and the Company is the sole general partner of each of the partnerships set forth on a schedule to such opinion and owns the percentage of the partnership interests of such partnerships as set forth therein;

                          (ii)    Each of the Subsidiaries that is a
                 corporation has been duly organized and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, and has full corporate power and authority to conduct its business as presently conducted; each of the Subsidiaries that is a corporation is duly qualified to do business as a foreign corporation in such jurisdictions set forth on a Schedule II hereto; all of the outstanding shares of capital stock of the Subsidiaries that are corporations have been duly authorized, are validly issued, fully paid and non-assessable and are owned of record as set forth in a schedule to such opinion; and no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into shares of capital stock or ownership interests in the corporate Subsidiaries are outstanding; and each of the corporate Subsidiaries owns the capital stock and partnership interests set forth on a schedule to such opinion;

                          (iii)   Each of the Subsidiaries that is a
                 partnership has been duly approved and is validly existing as a limited partnership under the laws of its state of organization; each of the Subsidiaries that is a partnership has full partnership authority to conduct its business as presently conducted; each of the Subsidiaries that is a partnership is duly qualified to do business as a foreign limited partnership in each jurisdiction set forth on Schedule II; the partnership agreement of each of the Subsidiaries that is a partnership has been duly authorized, executed and delivered by each partner thereof and constitutes the valid and binding agreement of such partners enforceable against such partners in accordance with its terms; all of the partnership interests in each of the Subsidiaries that is a partnership has been validly issued and are owned of record as indicated on a schedule to this opinion; and no rights to purchase agreements or other obligations to issue or rights to convert any obligations into partnership interests in any of the Subsidiaries that are partnerships are outstanding;

                          (iv) To such counsel's knowledge, except for the Subsidiaries and the Transferred Interests, the Company owns, directly or indirectly, no capital stock or other beneficial interest in any corporation, partnership, joint venture or other business entity, directly or indirectly;

                          (v) The authorized, issued and outstanding capital stock of the Company is as set forth in the Registration Statement and the Prospectus; all the outstanding shares of capital stock of the Company have been duly authorized, are validly issued, fully paid and non-assessable, have been offered and sold in compliance with all applicable laws (including, without limitation, federal and state securities laws) and conform to either (i) the description of the Common Stock set forth in the Base Prospectus under the caption "Description of Common Stock," (ii) the description of the preferred stock set forth in the Base Prospectus under the caption "Description of the Preferred Stock" or (iii) the terms of the convertible preferred stock set forth in the Articles Supplementary filed with the Commission on April 23, 1996 and included in the Incorporated Documents; none of the outstanding shares of capital stock of the Company has been issued or is owned or held in violation of any preemptive rights of stockholders; and no shares of capital stock of the Company are reserved for any purpose except the shares of Common Stock issuable upon conversion of the shares of the Company's convertible preferred stock (as described in the Incorporated Documents), except in connection with the Option Plan and except for shares of Common Stock issuable pursuant to the DRIP and upon the exercise of the interests in Walden Operating Partnership, L.P. (the "Interests"); and except for the options outstanding under the Option Plan, the Interests and the Company's convertible preferred stock, there are no outstanding securities convertible into or exchangeable for any capital stock of the Company and no outstanding options, rights (preemptive or otherwise), or warrants to purchase or to subscribe for shares of such stock or any other securities of the Company;

                          (vi) The Shares have been duly authorized and, when the Shares are paid for, sold or issued as provided in the Agreement, the Shares will be validly issued, fully paid and non-assessable and will conform to the description of the Common Stock set forth in the Base Prospectus under the caption "Description of Common Stock;" upon payment of the purchase price and delivery of the Shares in accordance with the Agreement, the Underwriter will receive good, valid and marketable title to the Shares, free and clear of all liens, encumbrances, claims, security interests and defects; the certificates evidencing the Shares will comply with all applicable requirements of Maryland law; none of the Shares will be issued or sold in violation of any preemptive rights of stockholders; and no person or entity has the right to require registration of shares of Common Stock or other securities of the Company by virtue of the filing or effectiveness of the Registration Statement or the offer and sale of the Shares as contemplated by the Agreement;

                          (vii) The Registration Statement has become effective under the Act; any required filing of the Prospectus, and any supplements thereto, pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); to such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued, no proceedings for that purpose have been instituted or threatened and the Registration Statement (including the Incorporated Documents) and the Prospectus (other than financial statements and other financial and statistical data contained therein and except for the information referred to under the caption "Experts" as having been incorporated by reference in the Registration Statement on the authority of Deloitte & Touche LLP as experts, as to which such counsel need not express an opinion) comply as to form in all material respects with the applicable requirements of the Act and the rules and regulations thereunder;

                          (viii) The Company has timely filed all reports, contracts or documents required to be filed by it with the Commission under the Exchange Act and each document filed pursuant to the Exchange Act and incorporated by reference in the Prospectus complies in all material respects with applicable requirements of the Exchange Act and rules and regulations thereunder;

                          (ix) To such counsel's knowledge, there is no pending or threatened action, suit or proceeding before or by any court or governmental agency, authority or body or any arbitrator involving the Company or any Subsidiary or any property of a character required to be disclosed in the Registration Statement which is not adequately disclosed in the Prospectus, and there is no contract or other document of a character required to be described in the Registration Statement or Prospectus, or any document incorporated by reference in the Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required; and the statements in the Prospectus Supplement under the captions "Recent Developments" and "Description of Common Stock" and in the Base Prospectus under the captions "Description of Common Stock," "Description of Preferred Stock," "Certain Provisions of Maryland Law and of the Company's Articles and Bylaws," "Federal Income Tax Considerations" and "ERISA Considerations," insofar as such statements constitute a summary of documents or matters of law, fairly and accurately summarize the material terms of such documents or matters of law therein described;

                          (x) To such counsel's knowledge, each of the Company and the Subsidiaries has complied in all respects with all laws, regulations and orders applicable to each of them or their respective businesses, except for such noncompliance as could not reasonably be expected to have a material adverse effect on the condition financial or otherwise, or on the earnings, business or operations of the Company or any Subsidiary, and each of them is in possession of and to such counsel's knowledge is operating in compliance with all material franchises, grants, authorizations, approvals, licenses, permits, easements, consents, certificates and orders necessary to the conduct of its business, all of which are valid and in full force and effect; to such counsel's knowledge, none of the Company or any Subsidiary is and, upon consummation of the transactions contemplated by the Agreement, none of them will be in default under any indenture, mortgage, deed of trust, voting trust agreement, loan agreement, bond, debenture, note agreement, promissory note or other evidence of indebtedness, lease, contract or other agreement or instrument to which any of them are a party or by which any of them or any of their respective properties are bound and which is filed pursuant to Rule 601(b)(1) of Regulation S-K as an exhibit to any report filed with the Commission by the Company pursuant to the Exchange Act and incorporated by reference in the Prospectus (collectively, the "Operative Documents"), the violation of which would individually or in the aggregate have a material adverse effect on the condition financial or otherwise, or on the earnings, business or operations of the Company or any Subsidiary, and no other party under any such agreement or instrument to which the Company or any Subsidiary is a party is, to such counsel's knowledge, in default in any material respect thereunder; and to such counsel's knowledge none of the Company or any of the corporate Subsidiaries is in violation of its articles or certificate of incorporation or bylaws, and none of the Subsidiaries that are Partnerships is in violation of its partnership agreement;

                          (xi) The Company has corporate power and authority to enter into this Agreement and to issue, sell and deliver the Shares to the Underwriters as provided herein; the Agreement has been duly authorized, executed and delivered by the Company and, assuming the laws of the State of New York are the same as the laws of the State of Texas, constitutes the valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except as rights to indemnity and contribution hereunder may be limited by federal or state securities laws;

                          (xii) The execution, delivery and the performance of the Agreement and the consummation of the transactions therein contemplated will not result in a breach or violation of any term or provision of, or constitute a default under, any law, rule or regulation by which the Company or any Subsidiary is bound or to which any property of the Company or any Subsidiary is subject, or any of the Operative Documents, the Company's or any corporate Subsidiary's articles or certificate of incorporation or bylaws, or any of the partnership Subsidiaries' partnership agreement, or to such counsel's knowledge, any order or decree of any court or governmental agency or body having jurisdiction over the Company or any Subsidiary or any of their respective properties; no consent, approval, authorization or order of, or filing with, any court or governmental agency or body or any other third party is required to be obtained by the Company or any Subsidiary for the consummation of the transactions contemplated in the Agreement or in connection with the issuance or sale of the Shares by the Company, except such consents, approvals, authorizations, orders or filings as may be required under the Act, the Exchange Act or state securities or Blue Sky laws; and the Company has full power and authority to authorize, issue and sell the Shares, as contemplated in the Agreement, free of any preemptive rights;

                          (xiii) None of the Company or the Subsidiaries is an "investment company" or an entity controlled by an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended;

                          (xiv) None of the assets of the Company or the Subsidiaries constitute "plan assets," as such term is defined in ERISA;

                          (xv) The Company qualified as a REIT for its taxable years ended December 31, 1994 and December 31, 1995, and its organization and method of operation described in the Prospectus and in the 1995 Form 10-K will enable the Company to continue to satisfy the requirements for such qualification under the Code for its taxable year ending December 31, 1996 and for subsequent taxable years;

                          (xvi) The discussion in the Prospectus under the caption "Federal Income Tax Considerations" is accurate in all material respects and fairly summarizes the federal income tax considerations that are likely to be material to holders of the

                 Common Stock who are United States citizens or residents or domestic corporations and who are not subject to special treatment under the tax laws;

                          (xvii) The discussion in the Prospectus under the caption "ERISA Considerations" is correct in all material respects;

                          (xviii) Each of the Subsidiaries that is a
                 partnership constitutes either a partnership for federal income tax purposes or a "qualified REIT subsidiary" within the meaning of Section 856(i) of the Code;

                          (xix) To the extent the Interests or interests in any other entity constitute an equity interest in the Company ("Deemed Stock"), such Deemed Stock will constitute a class of stock separate from the Common Stock for purposes of Section 562 of the Code and the applicable Treasury regulations thereunder; and

                          (xx)    Such counsel has participated in the
                 preparation of the Registration Statement and the Prospectus and in connection therewith has had discussions with certain officers, directors and employees of the Company, Deloitte & Touche LLP, the independent accountants of the Company who examined certain of the financial statements included and incorporated by reference in the Registration Statement and the Prospectus, and representatives of the Underwriters concerning the information contained in the Registration Statement and the Prospectus and the proposed responses to various items in Form S-3, and, although such counsel has not independently verified and are not passing upon, and does not assume any responsibility for, the accuracy, the completeness or fairness of the information contained in the Registration Statement and the Prospectus, based upon the participation and discussions described above, nothing has come to such
                 counsel's   attention that causes it to believe that the
                 Registration Statement (including the Incorporated Documents) (except for the financial statements and other financial and statistical data included therein and in the Incorporated Documents and except for the information referred to under the caption "Experts" as having been incorporated by reference in the Registration Statement on the authority of Deloitte & Touche LLP as experts, as to which such counsel need not express an opinion) at the time the Registration Statement became effective and as of the Closing Date or the Option Closing Date, as the case may be, contained any untrue statement of a material fact or omitted to state a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, or that the Prospectus (with the foregoing exceptions) as of the date of the Prospectus and as of the Closing Date or the Option Closing Date, as the case may be, contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading.

         In rendering their opinion as aforesaid, counsel may rely upon an opinion or opinions, each dated the Closing Date, of other counsel retained by them or the Company as to laws of any jurisdiction other than the United States or the State of Texas, provided that (1) each such local counsel is acceptable to the Representatives, (2) such reliance is expressly authorized by each opinion so relied upon and a copy of each such opinion is delivered to the Representatives and is, in form and substance satisfactory to them and their counsel, and (3) counsel shall state in their opinion that they believe that they and the Underwriters are justified in relying thereon.

                 (d) You shall have received on the Closing Date an opinion of King & Spalding, counsel for the Underwriters, dated the Closing Date and addressed to you, as Representatives of the several Underwriters, with respect to the matters referred to in the first clause of clause (vi) and in clauses (vii), (xi) and (xx) of the foregoing paragraph (c) and such other related matters as you may request.

                 (e) You shall have received letters addressed to you and dated the date hereof and the Closing Date from Deloitte & Touche LLP, independent certified public accountants, substantially in the forms heretofore approved by you.

                 (f) (i) No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been taken or, to the knowledge of the Company, shall be contemplated by the Commission at or prior to the Closing Date; (ii) there shall not have been any change in the capital stock of the Company nor any material increase in the consolidated short-term or long-term debt of the Company (other than in the ordinary course of business) from that set forth or contemplated in the Registration Statement or the Prospectus (or any amendment or supplement thereto); (iii) there shall not have been, since the respective dates as of which information is given in the Registration Statement and the Prospectus (or any amendment or supplement thereto), except as may otherwise be stated in the Registration Statement and Prospectus (or any amendment or supplement thereto), any material adverse change in the condition (financial or other), business, prospects, properties, net worth or results of operations of the Company and its subsidiaries taken as a whole; (iv) the Company shall not have any liabilities or obligations, direct or contingent (whether or not in the ordinary course of business), that are material to the Company, taken as a whole, other than those reflected in the Registration Statement or the Prospectus (or any amendment or supplement thereto); and (v) all the representations and warranties of the Company contained in this Agreement shall be true and correct on and as of the date hereof and on and as of the Closing Date as if made on and as of the Closing Date, and you shall have received a certificate, dated the Closing Date and signed by the chief executive officer and the chief financial officer of the Company (or such other officers as are acceptable to you), to the effect set forth in this Section 8(f) and in Section 8(g) hereof.

                 (g) The Company shall not have failed at or prior to the Closing Date to have performed or complied with any of its agreements herein contained and required to be performed or complied with by it hereunder at or prior to the Closing Date.

                 (h) The Shares shall have been listed or approved for listing upon notice of issuance on The New York Stock Exchange.

                 (i) The National Association of Securities Dealers, Inc. (the "NASD"), upon a review of the terms of the public offering of the Shares, shall not have objected to such offering, such terms or the Underwriters' participation in the same.

                 (j) The Company shall have furnished or caused to be furnished to you such further certificates and documents as you shall have reasonably requested.

         All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof only if they are satisfactory in form and substance to you and your counsel in your reasonable discretion.

         Any certificate or document signed by any officer of the Company and delivered to you, as Representatives of the Underwriters, or to counsel for the Underwriters, shall be deemed a representation and warranty by the Company to each Underwriter as to the statements made therein.

         The several obligations of the Underwriters to purchase Additional Shares hereunder are subject to the satisfaction on and as of any Option Closing Date of the conditions set forth in this Section 8, except that, if any Option Closing Date is other than the Closing Date, the certificates, opinions and letters referred to in paragraphs (c) through (f) shall be dated the Option Closing Date in question and the opinions called for by paragraphs (c) and (d) shall be revised to reflect the sale of Additional Shares.

         9. Expenses. The Company agrees to pay the following costs and expenses and all other costs and expenses incident to the performance by it of its obligations hereunder: (i) the preparation, printing or reproduction, and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), each Prepricing Prospectus Supplement, the Prospectus, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Prepricing Prospectus Supplement, the Prospectus, and all amendments or supplements to any of them as may be reasonably requested for use in connection with the offering and sale of the Shares; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Shares, including any stamp taxes in connection with the original issuance and sale of the Shares; (iv) the reproduction and delivery of this Agreement, the preliminary and supplemental Blue Sky Memoranda and all other agreements or documents reproduced and delivered in connection with the offering of the Shares; (v) the listing of the Shares on the New York Stock Exchange; (vi) the registration or qualification of the Shares for offer and sale under the securities or Blue Sky laws or real estate syndication laws of the several states as provided in Section 5(g) hereof (including the reasonable fees, expenses and disbursements of counsel for the Underwriters relating to the preparation, reproduction, and delivery of the preliminary and supplemental Blue Sky Memoranda and such registration and qualification); (vii) the filing fees and the fees and expenses of counsel for the Underwriters in connection with any filings required to be made with the NASD; (viii) the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Shares; (ix) the fees and expenses of the Company's accountants and the fees and expenses of counsel (including local and special counsel) for the Company.

         10. Effective Date of Agreement. This Agreement shall become effective: (i) upon the execution and delivery hereof by the parties hereto; or (ii) if, at the time this Agreement is executed and delivered, it is necessary for a post-effective amendment to the Registration Statement to be declared effective before the offering of the Shares may commence, when notification of the effectiveness of or such post-effective amendment has been released by the Commission. Until such time as this Agreement shall have become effective, it may be terminated by the Company, by notifying you, or by you, as Representatives of the several Underwriters, by notifying the Company.

         If any one or more of the Underwriters shall fail or refuse to purchase Shares which it or they are obligated to purchase hereunder on the Closing Date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters are obligated but fail or refuse to purchase is not more than one-tenth of the aggregate number of Shares which the Underwriters are obligated to purchase on the Closing Date, each non-defaulting Underwriter shall be obligated, severally, in the proportion which the number of Firm Shares set forth opposite its name in Schedule I hereto bears to the aggregate number of Firm Shares set forth opposite the names of all non-defaulting Underwriters in Schedule I or in such other proportion as you may specify in accordance with Section 20 of the Master Agreement Among Underwriters of Smith Barney Inc., to purchase the shares which such defaulting Underwriter or Underwriters are obligated, but fail or refuse, to purchase. If any one or more of the Underwriters shall fail or refuse to purchase Shares which it or they are obligated to purchase on the Closing Date and the aggregate number of Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Shares which the Underwriters are obligated to purchase on the Closing Date and arrangements satisfactory to you and the Company for the purchase of such Shares by one or more non-defaulting Underwriters or other party or parties approved by you and the Company are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case which does not result in termination of this Agreement, either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and the Prospectus or any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any such default of any such Underwriter under this Agreement. The term "Underwriter" as used in this Agreement includes, for all purposes of this Agreement, any party not listed in
Schedule I hereto who, with your approval and the approval of the Company, purchases shares which a defaulting Underwriter is obligated, but fails or refuses, to purchase.

         Any notice under this Section 10 may be given by telegram, telecopy or telephone but shall be subsequently confirmed within 24 hours by letter.

         11. Termination of Agreement. This Agreement shall be subject to termination in your absolute discretion, without liability on the part of any Underwriter to the Company, by notice to the Company, if prior to the Closing Date or any Option Closing Date (if different from the Closing Date and then only as to the Additional Shares), as the case may be, (i) trading in securities generally on the New York Stock Exchange, the American Stock Exchange or The Nasdaq Stock Market shall have been suspended or materially limited, (ii) a general moratorium on commercial banking activities in New York shall have been declared by either federal or state authorities, or (iii) there shall have occurred any outbreak or escalation of hostilities or other international or domestic calamity, crisis or change in political, financial or economic conditions, the effect of which on the financial markets of the United States is such as to make it, in your reasonable judgment, impracticable or inadvisable to commence or continue the offering of the Shares at the offering price to the public set forth on the cover page of the Prospectus or to enforce contracts for the resale of the Shares by the Underwriters. Notice of such termination may be given to the Company by telegram, telecopy or telephone and shall be subsequently confirmed within 48 hours by letter.

         12. Information Furnished by the Underwriters. The statements set forth in the last paragraph on the cover page and the statements in the first and third paragraphs under the caption "Underwriting" in any Prepricing Prospectus, Prospectus Supplement and in the Prospectus, constitute the only information furnished by or on behalf of the Underwriters through you as such information is referred to in Sections 6(b) and 7 hereof.

         13. Miscellaneous. Except as otherwise provided in Sections 5, 10 and 11 hereof, notice given pursuant to any provision of this Agreement shall be in writing and shall be delivered (i) if to the Company, at the office of the Company at Walden Residential Properties, Inc., One Lincoln Centre, 5400 LBJ Freeway, Suite 400, Dallas, Texas, 75240, Attention: Don R. Daseke, or (ii) if to you, at Smith Barney Inc., 388 Greenwich Street, New York, New York 10013, Attention: Manager, Investment Banking Division.

         This Agreement has been and is made solely for the benefit of the several Underwriters, the Company, the Subsidiary, their respective directors and officers, and the other controlling persons referred to in Section 7 hereof and their respective successors and assigns, to the extent provided herein, and no other person shall acquire or have any right under or by virtue of this Agreement. Neither the term "successor" nor the term "successors and assigns" as used in this Agreement shall include a purchaser from any Underwriter of any of the Shares in his status as such purchaser.

         14. Applicable Law; Counterparts. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

         This Agreement may be signed in various counterparts which together constitute one and the same instrument. If signed in counterparts, this Agreement shall not become effective unless at least one counterpart hereof shall have been executed and delivered on behalf of each party hereto.

         Please confirm that the foregoing correctly sets forth the agreement among the Company and the several Underwriters.

                                      Very truly yours,

                                      WALDEN RESIDENTIAL PROPERTIES, INC.



                                      By:
                                         --------------------------------------
                                          Mark S. Dillinger
                                          Executive Vice President and Chief
                                          Financial Officer

Confirmed as of the date first above mentioned on behalf of themselves and the other several Underwriters named in Schedule I hereto.


SMITH BARNEY INC.



By:
   ----------------------------------
         Name:
         Managing Director

                                   SCHEDULE I


                      WALDEN RESIDENTIAL PROPERTIES, INC.



                                                                  Number of
Underwriter                                                       Firm Shares
- -----------                                                       -----------
Smith Barney Inc. . . . . . . . . . . . . . . . . . . .          ______________
 . . . . . . . . . . . . . . . . . . . . . . . . . . . .          ______________
                                            Total . . .
                                                                 ==============

                                  SCHEDULE II


                     SUBSIDIARIES AND PARTNERSHIP INTERESTS

                                  Subsidiaries


Name                                                        Percentage Interest
- ----                                                        -------------------












                             Partnership Interests

Name                                                        Percentage Interest
- ----                                                        -------------------




